Exhibit 99.1

NovaDel Reports Financial Results for the Year Ended December 31, 2007

Flemington, NJ – March 31, 2008 - NovaDel Pharma Inc. (AMEX: NVD), a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed treatments, today reported financial results for its year ended December 31, 2007. For the year ended December 31, 2007, the Company reported a net loss of $17.0 million, or $0.29 cents per share, compared to a net loss of $9.5 million, or $0.20 cents per share, for the unaudited year ended December 31, 2006.

Total revenues for the full year 2007 were $469,000, as compared to $3.3 million for the unaudited year ended December 31, 2006. The decrease was primarily due to non-recurring milestone payments that were received in 2006 in connection with our license and development agreement with Hana BioSciences.

Research and development expenses increased from $6.6 million for the year ended December 31, 2006 to $11.9 million for the year ended December 31, 2007. The increase was primarily attributable to expenses associated with the Company’s recently filed New Drug Application (NDA) for ZolpiMist™ indicated for the treatment of insomnia, as well as its advancing product candidate, sumatriptan oral spray, indicated for the treatment of migraine headaches. Consulting, selling, general and administrative expenses decreased slightly to $6.7 million for the year ended December 31, 2007, as compared to $7.0 million for the year ended December 31, 2006. Total operating expenses for the year ended December 31, 2007 were $18.7 million, as compared to $13.5 million for the year ended December 31, 2006, as a result of the higher research and development expenditures.

Interest income for the year ended December 31, 2007 was $632,000, as compared to $337,000 for the prior year. Income tax benefit for 2007 and 2006 reflects proceeds from the sale of state net operating losses. As of December 31, 2007, the Company’s cash and cash equivalents were $6.4 million and net working capital was $3.8 million.

During the fourth quarter 2007, the Company significantly reduced clinical development activities on its product candidate pipeline, reflecting the Company’s belief that there was insufficient cash to sustain such activities. Despite this reduction in clinical expenditures, capital is required in order to sustain the existing organization until such time as clinical activities can be resumed. Given the current level of spending, the Company estimates that it has sufficient cash on hand to fund operations through the middle of the second calendar quarter, 2008. Funding for the Company’s future development activities could be secured through new strategic partnerships and/or the sale of common stock or other securities.

The Company’s audited financial statements for the year ended December 31, 2007 were prepared under the assumption that operations will continue as a going concern. In their audit report, the Company’s independent registered public accounting firm has expressed substantial doubt about the Company’s ability to continue as a going concern.

ABOUT NOVADEL PHARMA

NovaDel Pharma Inc. is a specialty pharmaceutical company developing oral spray formulations for a broad range of marketed drugs. The Company’s proprietary technology offers, in comparison to conventional oral dosage forms, the potential for faster absorption of drugs into the bloodstream leading to quicker onset of therapeutic effects and possibly reduced first pass liver metabolism, which may result in lower doses. Oral sprays eliminate the requirement for water or the need to swallow, potentially improving patient convenience and adherence.

NovaDel’s oral spray technology is focused on addressing unmet medical needs for a broad array of existing and future pharmaceutical products. The Company’s most advanced oral spray candidates target angina, nausea, insomnia, migraine headaches and disorders of the central nervous system. NovaDel plans to develop these and other products independently and through collaborative arrangements with pharmaceutical and biotechnology companies. To find out more about NovaDel Pharma Inc. (AMX: NVD), visit our website at www.novadel.com.

FORWARD-LOOKING STATEMENTS:

Except for historical information contained herein, this document may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein including, but not limited to, the successful completion of its pilot pharmacokinetic feasibility studies, the ability to develop products (independently and through collaborative arrangements), the ability to commercialize and obtain FDA and other regulatory approvals for products under development and the acceptance in the marketplace for oral spray products. The filing of an NDA with the FDA is an important step in the approval process in the United States. Acceptance for filing by the FDA does not mean that the NDA has been or will be approved, nor does it represent an evaluation of the adequacy of the data submitted. Further, the Company operates in industries where securities may be volatile and may be influenced by regulatory and other factors beyond the Company’s control. Important factors that the Company believes might cause such differences are discussed in the risk factors detailed in the Company’s most recent Annual Report and Registration Statements, filed with the Securities and Exchange Commission. In assessing forward-looking statements contained herein, if any, the reader is urged to carefully read all cautionary statements contained in such filings.

For more detailed information regarding NovaDel’s 2007 financial results and its product pipeline, please review the Company’s SEC filings at the Investor Relations section of www.novadel.com.

CONTACTS:

Michael E. Spicer

(908) 782-3431 ext. 2550

Chief Financial Officer

NovaDel Pharma Inc.

mspicer@novadel.com

NOVADEL PHARMA INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2007 AND DECEMBER 31, 2006

	Year Ended
	December 31, 2007	December 31, 2006
		(unaudited)
License Fees and Milestone Payments Earned from Related Parties	$469,000	$3,162,000

Consulting Revenues from Related Parties	—	118,000

Total Revenues	469,000	3,280,000

Research and Development Expenses	11,940,000	6,589,000
Consulting, Selling, General and Administrative Expenses	6,716,000	6,955,000

Total Operating Expenses	18,656,000	13,544,000

Loss From Operations	(18,187,000)	(10,264,000)

Other Loss, net	(66,000)	—

Interest Income, net	632,000	337,000

Loss Before Income Tax Benefit	(17,621,000)	(9,927,000)

Income Tax Benefit	(658,000)	(467,000)

Net Loss	$(16,963,000)	$(9,460,000)

Basic and Diluted Loss Per Common Share	$(.29)	$(0.20)

Weighted Average Number of Common Shares Used in Computation of Basic and Diluted Loss Per Common Share	59,497,000	46,732,000

NOVADEL PHARMA INC.

BALANCE SHEETS

AS OF DECEMBER 31, 2007 AND DECEMBER 31, 2006

ASSETS	December 31, 2007	December 31, 2006
Current Assets:
Cash and cash equivalents	$6,384,000	$16,586,000
Short-term investments	—	3,690,000
Investment in marketable equity security available for sale	—	466,000
Assets held for sale	492,000	518,000
Prepaid expenses and other current assets	1,146,000	572,000

Total Current Assets	8,022,000	21,832,000
Property and equipment, net	1,972,000	2,125,000
Other assets	369,000	359,000

TOTAL ASSETS	$10,363,000	$24,316,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$1,632,000	$798,000
Accrued expenses and other current liabilities	2,267,000	2,061,000
Current portion of deferred revenue	148,000	162,000
Current portion of capitalized lease obligations	164,000	125,000
Total Current Liabilities	4,211,000	3,146,000

Non-current portion of deferred revenue	1,830,000	2,444,000
Non-current portion of capitalized lease obligations	148,000	128,000

Total Liabilities	6,189,000	5,718,000

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.001 par value:
Authorized 1,000,000 shares, none issued	—	—
Common stock, $.001 par value:
Authorized 200,000,000. Issued 59,592,260 and 58,358,818 shares at December 31, 2007 and December 31, 2006, respectively	59,000	58,000
Additional paid-in capital	69,364,000	66,860,000
Accumulated deficit	(65,243,000)	(48,280,000)
Accumulated other comprehensive loss	—	(34,000)
Less: Treasury stock, at cost, 3,012 shares	(6,000)	(6,000)

Total Stockholders’ Equity	4,174,000	18,598,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$10,363,000	$24,316,000